         CONTACTS:    Union Drilling, Inc.
                      Christopher D. Strong
                      412-257-9390
                      Dan Steigerwald
                      412-257-9390

                        UNION DRILLING, INC. ANNOUNCES AGREEMENTS TO ACQUIRE
                            SIX DRILLING RIGS FROM NATIONAL-OILWELL, L.P.

BRIDGEVILLE, PA., December 12, 2005 (BUSINESS WIRE)--Union Drilling, Inc., a
Delaware corporation (Nasdaq/NM:UDRL), today announced the execution of an agreement to acquire three Ideal Rigs from National-Oilwell, L.P. for an aggregate purchase price of $24 million and an option, which must be exercised by April 30, 2006, to acquire an additional three Ideal Rigs from
National-Oilwell, L.P. for an aggregate purchase price of $25.2 million. The
Company paid $1 million for the option, which will be applied against the purchase price if the option is exercised.

 The three Ideal Rigs subject to the purchase agreement are scheduled for delivery in March, May and June of 2006. The three Ideal Rigs subject to the option are scheduled for delivery, if the option is exercised, in September,
October and November of 2006.

The Company also took delivery of two newly constructed 185k top head drive rigs in November and early December 2005. These rigs will be deployed in the Southern
Appalachian basin drilling for natural gas in CBM (Coalbed Methane) formations.

Union Drilling, Inc., headquartered in Bridgeville, Pennsylvania, provides contract land drilling services and equipment, primarily to natural gas producers, in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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The above statements include forward-looking statements and are subject to risks and uncertainties. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. The statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate,"
"estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

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All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by the Company's management. These estimates and assumptions reflect the
Company's best judgment based on currently known market conditions and other factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond its control.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company's control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this release are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the "Risk Factors"
and "Management's Discussion and Analysis of Financial Condition and Results of
Operations" sections

contained in its filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release. The
Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.